Exhibit 23






INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-17094, 33-59625, 33-26873, 33-43597 and 33-73219 of the Topps Company, Inc.
on Form S-8 of our report dated April 2, 1999 appearing in this Annual Report on Form 10-K of The Topps Company Inc. for the year ended February 27, 1999.

DELOITTE & TOUCHE LLP
New York, New York
April 2, 1999